UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 HOLDINGS AND MG CAPITAL ANNOUNCE SETTLEMENT AGREEMENT AND PLAN TO RECONSTITUTE BOARD OF DIRECTORS

Announces Immediate Appointment of Two New Directors: MG Capital Nominees Kenneth S. Courtis and Michael Gorzynski

Previously Announced Additions Avram A. “Avie” Glazer and Shelly C. Lombard Will Also Begin Serving as Directors Immediately, With Mr. Glazer to Serve as Chairman of the Board

Recent Collaboration With Stockholders Will Result in More Than 50% of the Board Being Refreshed Following the 2020 Annual Meeting

MG Capital Agrees to Withdraw its Consent Solicitation and Nomination Notice

NEW YORK, May 14, 2020 (GLOBE NEWSWIRE)—HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, and MG Capital Management, Ltd. (together with Percy Rockdale LLC and Rio Royal LLC, “MG Capital”) today announced a settlement agreement to reconstitute the Board of Directors (the “Board”). The agreement provides for the immediate appointment of four new members – Kenneth S. Courtis, Avram A. “Avie” Glazer, Michael Gorzynski and Shelly C. Lombard – who will also stand for election on HC2’s seven-member slate at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Wednesday, July 8, 2020.

Effective immediately and through the Annual Meeting, the Board will expand from six members to ten members. The Board will be reduced to seven members following the 2020 Annual Meeting, resulting in more than 50% of the directors being refreshed based on engagement with stockholders. As part of the settlement agreement, MG Capital has also withdrawn its consent solicitation and nomination for election of directors at the 2020 Annual Meeting.

The Company had previously announced the nominations of Mr. Glazer and Ms. Lombard for election at the 2020 Annual Meeting as part of the Board’s ongoing refreshment efforts and commitment to incorporating stockholder feedback and to enhancing value for all stockholders. They will be appointed immediately along with MG Capital nominees, Mr. Courtis and Mr. Gorzynski, and Mr. Glazer will be appointed Chairman of the Board.

As part of the reconstitution of the Board, three of the current directors – Robert V. Leffler, Jr., Lee S. Hillman and Julie Totman Springer – announced that they will not stand for re-election at the 2020 Annual Meeting. The Company’s slate of director nominees will include Wayne Barr Jr., Philip Falcone and Warren H. Gfeller, who will continue to serve as directors and stand for election at the 2020 Annual Meeting alongside the four newly-appointed directors.

Mr. Gfeller commented: “The Board is pleased to put the consent solicitation behind us and looks forward to working with the new directors. We are pleased to welcome Avie, Ken, Mike and Shelly to the Board. Additionally, we thank Robert, Lee and Julie for their service and contributions to HC2. With these additions, we believe HC2 will be positioned to pursue its path of growth and innovation.”

Mr. Gorzynski added: “Ken and I want to thank the Board for carrying out HC2’s director refreshment process in a thoughtful manner. We no longer view ourselves as MG Capital nominees, but rather HC2 directors firmly committed to advocating for stockholders’ best interests in the boardroom. Our focus now is on working closely with the other directors to enhance stockholder value and seize new opportunities over the long term.”

Under the terms of HC2’s agreements with MG Capital, JDS1, LLC and Lancer Capital LLC, each stockholder has individually agreed to abide by customary standstill and voting provisions. The agreements will be filed on a Form 8-K with the Securities and Exchange Commission.

Director Biographies:

Kenneth S. Courtis is a financial executive with more than 30 years of banking, investment management and board service experience. Since January 2009, Mr. Courtis has served as the Chairman of Starfort Investment Holdings. Previously, he served as Vice Chairman and Managing Director of Goldman Sachs, and Chief Economist and Investment Strategist of Deutsche Bank Asia. He received an undergraduate degree from Glendon College in Toronto and an MA in international relations from Sussex University in the United Kingdom. He earned an MBA at the European Institute of Business Administration and received a Doctorate with honors and high distinction from l’Institut d’etudes politiques, Paris.

Avram A. “Avie” Glazer is the principal of Lancer Capital. In addition, he currently serves as Executive Co-Chairman and Director of Manchester United Plc (NYSE: MANU). Mr. Glazer served as President and Chief Executive Officer of Zapata Corporation, a U.S. public company between from March 1995 to July 2009 and Chairman of the board of Zapata Corporation from March 2002 to July 2009. In addition to his professional experience, Mr. Glazer received a business degree from Washington University in St. Louis and received a law degree from American University, Washington College of Law.

Michael Gorzynski is the Managing Member of MG Capital, an investment firm focused on complex value-oriented investments. Previously, he invested in special situations globally at Third Point LLC, a large asset management firm, where he focused on macro, event-driven, distressed, and private investments across the capital structure. He is an expert in restructurings and in the insurance and banking industries, having participated in multiple large-scale bank and insurance company restructurings. He began his career at Credit Suisse First Boston in the technology investment banking group and at Spectrum Equity Investors a private equity fund in Boston. He earned a BA from the University of California, Berkeley, and received an MBA from Harvard Business School.

Shelly C. Lombard is currently an independent consultant. From 2011 to 2014, she was the Director of High Yield and Distressed Research for Britton Hill Capital, a broker dealer specializing in high yield bank debt and bonds and value equities. From 2003 to 2010, Ms. Lombard was a high yield bond analyst covering the automotive industry at Gimme Credit, a subscription bond research firm. From 1992 to 2001, she analyzed, managed, and was involved in the restructurings of proprietary investments for ING, Chase Manhattan Bank, Barclays Bank, and Credit Lyonnais. Ms. Lombard began her career at Citibank in the leveraged buyout group. Ms. Lombard has an M.B.A. in finance from Columbia University.

Advisors

Jefferies LLC is serving as financial advisor to HC2, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor.

Kleinberg Kaplan is serving as MG Capital’s legal advisor.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2’s remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the SEC, including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

HC2 plans to file a proxy statement (the “2020 Proxy Statement”), together with a proxy card, with the SEC, in connection with the solicitation of proxies for the 2020 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including a proxy card) when filed by HC2 with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), at HC2’s website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone at (877) 629-6355, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Participants in the Solicitation

HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2’s President and Chief Executive Officer, and Avram A. Glazer, the Company’s Chairman of the Board) owns in excess of one percent (1%) of HC2’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Information relating to the foregoing can also be found in HC2’s Amendment No. 1 on Form 10-K (the “Form 10-K/A”), filed with the SEC on April 29, 2020. To the extent holdings of HC2’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Form 10-K/A, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contact:

For HC2:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691

For MG Capital:

Profile

Greg Marose/Charlotte Kiaie, 347-343-2999

gmarose@profileadvisors.com/ckiaie@profileadvisors.com